Depositor Certification

BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1

	William A. Glenn, certify that:

1. I have reviewed the annual report on Form 10-K. and all Monthly Form 8-K's containing Indenture Trustee's Certificates filed in respect of periods included in the year covered by this annual report, of the Banc of America Securities Auto Trust 2005-WF1;

2.	Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.	Based on my knowledge. the distribution or servicing information required to be provided to the Indenture Trustee by the Servicer under the Amended and Restated Servicing Agreement, dated as of July 7. 2005 (the "Agreement"). among Wells Fargo Bank. NA., as servicer (the "Servicer") and Bank of America, National Association ("BANA") inclusion in these reports is included in these reports;

4.	Based on my knowledge and upon the annual compliance statement included in the annual report on Form I 0-K and required to be delivered to U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"), in accordance with the terms of the Agreement. and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;

5.	The reports disclose all significant deficiencies relating to the
        Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure. as set forth in the Agreement, that is included in these reports; and

6.	In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
        Wells Fargo Bank. N.A. and U.S. Bank National Association.

                                       BANC 0F AMERICA SECURITIES
                                       AUTO TRUST 2005-WF1
                                       By: BAS Securitization LLC. as Depositor
                                       of Banc of America Securities Auto Trust
	                               2005-WF1

                                              By: /s/ William A Glenn
                                              Name: William A. Glenn
                                              Title:  President
					      Date: March 15, 2006